PRIVATE PLACEMENT AGREEMENT

Ozoultions Inc., hereby agrees to sell 15,000,000 restricted common shares of Ozolutions Inc. for the sum of $25,000 US to Betty-Ann Harland. This transaction was authorized by a resolution given unanimous consent at a special meeting of the Board of Directors of Ozolutions Inc. on the 23rd day of September, 2004.



DATED AS OF THE 23RD DAY OF SEPTEMBER, 2004

                                               Ozolutions Inc.


                                               /s/ Max Weissengruber
                                               ------------------------------
                                         per   Max Weissengruber
                                               President


                                               /s/ Betty-Ann Harland
                                               ------------------------------
                                               Betty-Ann Harland